Exhibit 10.19

OMNIBUS LOAN DOCUMENT MODIFICATION

AND REAFFIRMATION AGREEMENT

THIS OMNIBUS LOAN DOCUMENT MODIFICATION AND REAFFIRMATION AGREEMENT (this "Agreement") dated December 4, 2009, and effective as of November 9, 2009, is entered into by and among PHARMTECH DIRECT CORP., a Nevada corporation, with an address of 2660 Townsgate Road, Suite 300, Westlake Village, California 91361 (the "Borrower"), 1NSTACARE CORP., a Nevada corporation, with an address of 2660 Townsgate Road, Suite 300, Westlake Village, California 91361 ("instaCare"), and CENTURION CREDIT RESOURCES LLC, a Delaware limited liability company with an address of 152 West 57th Street, 54th Floor, New York, New York 10019 (together with any successors or assigns or any lending institution participating in the rights and obligations thereof hereunder, and subject to file terms and conditions of any participation agreement between such participating lending institution and Centurion Credit Resources LLC, the "Lender").

WITNESSETH:

WHEREAS, on November 19, 2007, Borrower, instaCare and Lender executed anddelivered that certain Loan and Security Agreement (as the same bas been and may be amended, modified, supplemented, or restated from time to time, the "Loan Agreement"), pursuant to which Lender agreed to made a loan to Borrower in Ire maximum principal amount of up to $2,500,000 (the "Loan"), which Loan is evidenced by that certain Amended and Restated Promissory Note, dated as of the date hereof, given by Borrower to the order of Lender, in the maximum principal amount of $2,500,000 (together with any and all promissory notes which such Promissory Note amends and/or restates, herein, collectively, the "Note"); and

WHEREAS, on the date hereof, Borrower and Lender wish to amend certain terms and provisions of the Loan Agreement as more specifically set forth herein:

NOW THEREFORE, in consideration of the agreements herein expressed and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.

Unless expressly modified by this Agreement, all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Loan Agreement.

2.

From and after the date hereof, the term "Maximum Credit Amount" as defined in the Loan Agreement shall mean Two Million Five Hundred Thousand Dollars and Zero Cents (US$2,500,000.00).

3.

The last full sentence of Section 1.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following: "The Lender's agreement to make any advances pursuant to this Agreement and evidenced by the Note shall expire on December 31, 2010; provided that the expiration of Lender's agreement to make advances pursuant to this Agreement shall automatically be extended to December 31,2011 unless, prior to that date, either Borrower or Lender send notice to the other that Lender's agreement to make any advances pursuant to this Agreement and evidenced by the Note shall expire on December 31, 2010."

4.

Schedule 1. l(b)(iv) of the Loan Agreement is hereby deleted in its entirety.

5.

Effective only from and after file date of this Agreement, the provisions of Sections 1.1 (lo) and 1.1 (c) of the Loan Agreement shall be deemed of no further force or effect.

6.

On file date of this Agreement, InstaCare shall cause its stock transfer agent (herein, the "Transfer Agent") to issue to and in the name of Centurion, the following:

a.

60 stock certificates each representing 1,000 shares of Series E Preferred Stock of InstaCare;

b.

30 stock certificates each representing 10,000 shares of Series E Preferred Stock of instaCare and

c.

One (1) stock certificate representing 360,000 shares of Series E Preferred Stock of instaCare.

The foregoing stock certificates are herein referred to as the "Escrowed Shares". Each of the Escrowed Shares shall be shares of Series E Preferred Stock of instaCare, and shall each be convertible by the holder thereof into fifty (50) shares of the $0.001 par value common stock of InstaCare (the "Common Stock"), which class of stock is currently traded under the symbol '"traded as 1SCR.OB" on the OTC BB.

7.

InstaCare shall cause the Escrowed Shares to be delivered to Escrow Agent, to be held by Escrow Agent in accordance with the terms and provisions of that certain Escrow Agreement (the "Escrow Agreement"), dated as of the date hereof, by and among Lender, InstaCare and Tarter Krinsky & Drogin LLP, a limited liability partnership (the "Escrow Agent").

8.

The Escrow Agent's obligations shall be governed by the Escrow Agreement. In the event of any conflict between the terms and provisions of the Escrow Agreement, on the one hand, and the Loan Agreement (as modified by this Agreement), on the other hand, the terms and provisions of the Escrow Agreement shall control.  The terms and provisions of the Escrow Agreement are hereby incorporated at length herein by this reference as if more fully set forth at length herein.

9.

In connection with each Advance, InstaCare shall be obligated to deliver to Lender a number of shares of Common Stock (herein, the "Earned Common Stock") equal to eighty percent (80%) of the amount of the Advance. By way of illustration of the foregoing, and not in limitation of the foregoing, if an Advance were $500,000, the number of shares of Earned Common Stock which InstaCare is obligated to deliver to Lender would equal 400,000, based on:

~ 80% x $500,000 - 400,000

10.

In connection with each Advance, InstaCare shall, following the monthly reconciliation set forth in Section 12, below, instruct the Escrow Agent to release from escrow and deliver to Lender the Delivered Preferred Shares (as hereinafter defined).  For purposes hereof, the term "Delivered Preferred Shares" shall mean a number of Series E Preferred Shares of instaCare equal to the quotient obtained by dividing (a) the Earned Common Stock by (b) fifty (50).  By way of illustration of the foregoing, and not in limitation of the foregoing, if an Advance were $500,000, then the number of shares of Earned Common Stock which InstaCare is obligated to deliver to Lender equals 400,000, and the number of Delivered Preferred Shares which InstaCare shall instruct Escrow Agent to release to Lender shall be 8,000, based on:

•

400,000 + 50 - 8,000

11.

In the event that Lender is entitled to receive, in connection with any Advance, a number of shares of Common Stock not evenly divisible by tiny (50), then in such event, and in connection with such Advance, the number of shares of Common Stock obligated to be issued by InstaCare to Centurion shall be increased to the next whole number which is evenly divisible by fifty (50) (such increase in the number of shares of Common Stock is herein referred to as the "Surplus Shares"). Such Surplus Shares shall be credited by Lender against the next ensuing issuance of shares of Earned Common stock which InstaCare is obligated to issue to Lender. By way of illustration of the foregoing, and not in limitation of the foregoing:

•

On January 15, 2010, Lender makes an Advance of $125,210.

•

The number of shares of Earned Common Stock in connection with such Advance is 100,168 (80% x $125,210 - 100,168).

•

Since 100,168 is not evenly divisible by 50, file number of Delivered Preferred Shares in connection with such Advance is 2,004, which is based on 100,200, the next highest whole number evenly divisible by 50 (100,200 + 50 = 2,004). The 32 Surplus Shares shall be credited against the number of shares of Earned Common Stock deliverable in connection with the next Advance under file Loan.

12.

Within three (3) days of the last day of any calendar month within which an Advance is made, Lender shall send InstaCare an accounting of their calculation of the Earned Common Stock and the Delivered Preferred Shares with respect to each Advance made during such calendar month. Within two (2) days of the last day of any such calendar month, InstaCare may object to Lender's calculation. If no objection is received by Lender within such two (2) day period, then at the expiration of such two (2) day period, Lender shall instruct instaCare to cause Escrow Agent to issue to Lender the Delivered Preferred Shares specified in the applicable accounting. If instaCare objects to a particular accounting, the parties shall, in good faith, reach agreement as to the applicable accounting of Earned Common Stock and Delivered Preferred Shares.  InstaCare shall cause its counsel to provide a Rule 144 Opinion, or shall provide an authorized update to any such previously delivered Rule 144 Opinion, in either case with respect to each set of Delivered Preferred Shares, on the date which is one (1) year from the date of delivery of the Delivered Preferred Shares, in form and substance, and issued by a law firm, acceptable to Lender in its sole discretion.

13.

Rule 144.

a.

Exchange Act Filings.  For so long as InstaCare is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), InstaCare will file the reports required to be filed by it under Section 13 or 15(d) of the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder. If instaCare ceases to be so required to file such reports, InstaCare will upon file reasonable request of Lender (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act of 1933, as amended, (the "Securities Act") and (ii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable Lender to sell the Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission.

b.

Opinion.  InstaCare hereby irrevocably authorizes InstaCare’s transfer agent, as such entity may then be serving as the transfer agent for instaCare’s Preferred Stock and/or Common Stock from time to time, (the "Transfer Agent") to accept opinion of counsel for purposes of Rule 144 from the law firm Tarter Krinsky & Drogin LLP or such additional counsel as Lender may designate provided such counsel is lawfully authorized to give such opinions.

c.

Transfer Agent.  InstaCare hereby irrevocably authorizes the Transfer Agent to accept instructions from Tarter Krinsky & Drogth LLP or such additional counsel as Lender may designate to divide certificates evidencing the Escrowed Shares into smaller increments to further the intent of this Agreement and the escrow Agreement.

14.

The Loan Agreement is hereby amended by deleting Section 1.14 thereof in its entirety and replacing it with the following:

"1.14  Escrow Agent. Borrower and InstaCare hereby jointly and severally agree that all costs and disbursements incurred by the Escrow Agent in performing its obligations under the Escrow Agreement shall be borne by Borrower and InstaCare, and each of Borrower and instaCare hereby jointly and severally indemnify, defend, and hold harmless the Lender and each of the Lender's officers, directors, agents, attorneys, and affiliates of any kind from and against the imposition of any costs and expenses arising under or incurred in connection with the Escrow Agreement."

15.

Nothing contained herein shall be deemed to affect any previously Delivered Shares or previously delivered "Warrants" (as defined in the Loan Agreement prior to the effect of this Agreement). Furthermore, the delivery of the Escrowed Shares to the Escrow Agent shall in no way relieve InstaCare of its obligation to issue shares of Earned Common Stock to Lender in connection with any Advance, it being the intent of the parties that, in the event the Escrowed Shares are insufficient to cover the number of Earned Common Shares deliverable to Lender, then instaCare’s obligation to deliver such Earned Common Shares to Centurion, notwithstanding that there are insufficient Escrowed Shares to do so.

16.

All references in any of the Loan Documents to the "Loan Documents" (or any term of similar import referring specifically to the Loan Documents) shall hereinafter be deemed to include this Agreement.

17.

instaCare, by its signature hereon, hereby reaffirms all of its obligations and liabilities under the Loan Agreement and each other Loan Document to which it is a party, and restates and reaffirms each and every representation and warranty contained ii1 the Loan Agreement and each other Loan Document to which it is a party as if the same were made on the date hereof.

18.

Borrower and InstaCare hereby remise, release and forever discharge Lender and each of Lender's present, future and former parents, affiliates, officers, directors, employees and agents from any and all claims, losses, liabilities, demands and causes of action of any kind whatsoever, if any, whether absolute or contingent, known or unknown, matured or unmatured that Borrower and instaCare may now have or ever had, in whatever capacity, against Lender or its present, future or former officers, directors, employees and agents.

19.

Borrower and InstaCare, by their respective signatures hereon, hereby reaffirms all of its obligations and liabilities under the Loan Documents, and restates and reaffirms each and every representation and warranty contained in the Loan Documents as if the same were made on file date hereof.

20.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the applicable laws of the United States of America.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

PHARMATECH DIRECT CORP.,

a Nevada corporation

By: /s/ Keith Berman

Name: Keith Berman

Title: President

INSTACARE CORP.,

a Nevada corporation

By: /s/ Keith Berman

Name: Keith Berman

Title: Secretary and CFO

LENDER:

CENTURION CREDIT RESOURCES, LLC,

a Delaware limited liability company.

By: /s/ Keith Berman

Name: Keith Berman

Title: President

Signature Page

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